Exhibit 99.1

For Immediate Release Contact: David S. Silverman (802) 888-6600

Union Bankshares Announces Earnings for the three months ended March 31, 2023 and Declares Quarterly Dividend

Morrisville, VT April 19, 2023 - Union Bankshares, Inc. (NASDAQ - UNB) today announced results for the three months ended March 31, 2023 and declared a regular quarterly cash dividend. Consolidated net income for the first quarter was $3.0 million, or $0.66 per share compared to $2.5 million, or $0.55 per share, for the same period in 2022, an increase of $495 thousand, or 20.0%.

Interest income was $13.0 million for the three months ended March 31, 2023 compared to $9.7 million for the comparable period in 2022, an increase of $3.3 million, or 34.1%, due to a combination of higher volumes of interest earning assets and higher average yields. Interest expense was $3.1 million for the three months ended March 31, 2023 compared to $763 thousand for the same period in 2022, an increase of $2.3 million, or 302.5%. The increase in interest expense is attributable to higher rates on customer deposit accounts and utilization of wholesale funding, discussed below, which is at higher rates then customer deposit monies.

Credit loss expense (fka "provision for loan losses") of $90 thousand was recorded for the first quarter of 2023 compared to no expense for the comparable quarter in 2022. There was no net charge-off activity as of March 31, 2023. Credit loss expense was determined under Accounting Standard No. 2016-13, Measurement of Credit Losses on Financial Instruments, also referred to as CECL, which became effective for the Company on January 1, 2023. The adoption of the standard resulted in a net increase to total equity capital of $37 thousand.

Noninterest income was $2.2 million for the three months ended March 31, 2023 compared to $2.1 million for the three months ended March 31, 2022, an increase of $106 thousand, or 5.2%. Sales of qualifying residential loans to the secondary market for the first quarter of 2023 were $11.8 million resulting in net gains of $194 thousand, compared to sales of $16.4 million and net gains on sales of $14 thousand for the first quarter of 2022. Noninterest expenses increased $496 thousand, or 6.1%, during the comparison periods due to increases of $92 thousand in salaries and wages, $72 thousand in employee benefits, $51 thousand in occupancy expenses, and $300 thousand in other expenses, partially offset by a decrease of $19 thousand in equipment expenses. Income tax expense increased $37 thousand.

Total assets were $1.4 billion as of March 31, 2023 compared to $1.2 billion as of March 31, 2022, an increase of $128.5 million, or 10.4%. Asset growth was primarily driven by loans. Total loans outstanding as of March 31, 2023 were $976.6 million, which included $2.8 million in loans held for sale, compared to $831.0 million as of March 31, 2022, with $2.3 million in loans held for sale.

Investment securities, including interest bearing deposits in other banks were $293.2 million at March 31, 2023 compared to $287.6 million at March 31, 2022. The Company classifies its investment portfolio as available-for-sale and is required to report balances at their fair market value. As a result of the fair market value adjustment, unrealized losses in the investment portfolio were $42.9 million as of March 31, 2023. The unrealized losses in the portfolio are due to the interest rate environment as current rates remain above the coupon rates on these securities resulting in fair market values less than current book values. The offset to recording the unrealized losses is an increase in deferred taxes included in other assets and accumulated other comprehensive losses included in total equity as discussed below.

Total deposits were $1.2 billion as of March 31, 2023 and include $108.0 million of purchased brokered deposits compared to $1.1 billion as of March 31, 2022 with no purchased deposits. The utilization of purchased brokered deposits provides an additional source of funds to bridge funding needs as we seek to grow our core deposits. Also, advances from the Federal Home Loan Bank totaling $45.1 million were outstanding as of March 31, 2023 compared to no outstanding advances as of March 31, 2022.

In response to the recent bank failures, the Federal Reserve created a Bank Term Funding Program to provide liquidity to U.S. Depository institutions which allows any federally insured depository institution to pledge as collateral its investment portfolio at par, not at fair market value. The Company continues to evaluate the program and has not yet taken any advances under this facility.

The Company had total equity capital of $60.6 million and a book value per share of $13.44 as of March 31, 2023 compared to $69.4 million and $15.45 per share as of March 31, 2022. The decrease in total capital was primarily attributable to the reduction in accumulated comprehensive loss of $16.1 million as it relates to unrealized losses in the investment portfolio discussed above.

The Board of Directors declared a cash dividend of $0.36 per share for the quarter payable May 4, 2023 to shareholders of record as of April 29, 2023.

About Union Bankshares, Inc.
Union Bankshares, Inc., headquartered in Morrisville, Vermont, is the bank holding company parent of Union Bank, which provides commercial, retail, and municipal banking services, as well as, wealth management services throughout northern Vermont and New Hampshire. Union Bank operates 18 banking offices, three loan centers, and multiple ATMs throughout its geographical footprint.
Since 1891, Union Bank has helped people achieve their dreams of owning a home, saving for retirement, starting or expanding a business and assisting municipalities to improve their communities. Union Bank has earned an exceptional reputation for residential lending programs and has been recognized by the US Department of Agriculture, Rural Development for the positive impact made in lives of low to moderate home buyers. Union Bank is consistently one of the top Vermont Housing Finance Agency mortgage originators and has also been designated as an SBA Preferred lender for its participation in small business lending. Union Bank's employees contribute to the communities where they work and reside, serving on non-profit boards, raising funds for worthwhile causes, and giving countless hours in serving our fellow residents. All of these efforts have resulted in Union receiving and "Outstanding" rating for its compliance with the Community Reinvestment Act ("CRA") in its most recent examination. Union Bank is proud to be one of the few independent community banks serving Vermont and New Hampshire and we maintain a strong commitment to our core traditional values of keeping deposits safe, giving customers convenient financial choices and making loans to help people in our local communities buy homes, grow businesses, and create jobs. These values--combined with financial expertise, quality products and the latest technology--make Union Bank the premier choice for your banking services, both personal and business. Member FDIC. Equal Housing Lender.

Forward-Looking Statements
Statements made in this press release that are not historical facts are forward-looking statements. Investors are cautioned that all forward-looking statements necessarily involve risks and uncertainties, and many factors could cause actual results and events to differ materially from those contemplated in the forward-looking statements. When we use any of the words “believes,” “expects,” “anticipates” or similar expressions, we are making forward-looking statements. The following factors, among others, could cause actual results and events to differ from those contemplated in the forward-looking statements: uncertainties associated with general economic conditions; changes in the interest rate environment; inflation; political, legislative or regulatory developments; acts of war or terrorism; the markets' acceptance of and demand for the Company's products and services; technological changes, including the impact of the internet on the Company's business and on the financial services market place generally; the impact of competitive products and pricing; and dependence on third party suppliers. For further information, please refer to the Company's reports filed with the Securities and Exchange Commission at www.sec.gov or on our investor page at www.ublocal.com.